UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

LinkedIn Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35168	47-0912023
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2029 Stierlin Court

Mountain View, CA 94043

(Address of Principal Executive Offices including Zip Code)

(650) 687-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 9, 2015, LinkedIn Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with lynda.com, Inc., a Delaware corporation (“lynda.com”), Harpo Acquisition Merger Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Sub I”), Harpo Acquisition Merger LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Sub II”, and together with Sub I, the “Merger Subs”) and Shareholder Representative Services LLC, a Colorado limited liability company, as Stockholder Representative.

The Merger Agreement provides for the merger of Sub I with and into lynda.com (the “First Merger”), with lynda.com surviving the Merger as a wholly-owned subsidiary of the Company. As part of the same overall transaction, lynda.com shall merge with and into Sub II (the “Second Merger”; together with the First Merger, the “Mergers”), and Sub II shall be the surviving entity.

The aggregate consideration payable in exchange for all of the outstanding equity interests of lynda.com is approximately $1.5 billion, comprising an aggregate of approximately $780 million in cash and approximately $720 million in the Company’s Class A common stock (the “Stock Consideration”). The consideration is subject to an adjustment based on (i) purchase price adjustment provisions and (ii) indemnification obligations of lynda.com securityholders after the closing of the acquisition. A portion of the consideration will be placed in escrow to satisfy certain indemnification obligations of lynda.com securityholders described in the Merger Agreement.

The Merger Agreement also includes registration rights whereby the Company will file a registration statement on Form S-3 with the Securities and Exchange Commission covering the resale of the Stock Consideration within 60 days of the closing, subject to the terms and conditions of the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants by the Company, lynda.com and the Merger Subs. The closing of the Mergers is subject to customary closing conditions, including the expiration or termination of any waiting periods applicable to the consummation of the First Merger under applicable antitrust and competition laws.

Item 3.02 Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure

On April 9, 2015, the Company issued a press release announcing the pending acquisition of lynda.com. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference. On April 9, 2015, the Company also posted a video presentation on the investor relations section of the Company’s website regarding the pending acquisition of lynda.com which can be found at http://investors.linkedin.com/. The Company routinely posts information about the Company on its website.

The information furnished on this Form 8-K, including the exhibits attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

99.1	Press Release issued by LinkedIn Corporation entitled “LinkedIn to Acquire lynda.com” dated April 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINKEDIN CORPORATION

Date: April 9, 2015	By:	/s/ Michael J. Callahan
Michael J. Callahan
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.1	Press Release issued by LinkedIn Corporation entitled “LinkedIn to Acquire lynda.com” dated April 9, 2015